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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 31, 2003
                                                          --------------


                            U.S. HOME & GARDEN INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        001-14015                   77-0262908
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(State or other                   (Commission                 (IRS  Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


     655 Montgomery Street, San Francisco, California        94111
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     (Address of principal executive offices)              (zip code)


       Registrant's Telephone Number, including Area Code: (415) 616-8111
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                                      N/A
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         (Former name or former address, if changed since last report)


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Item 5.           Other Events and Required FD Disclosure

         On July 31, 2003, U.S. Home & Garden Inc. (the "Company"), Easy Gardener, Inc., Ampro Industries, Inc., Weed Wizard Acquisition Corp. and Easy Gardener Products Ltd. ("Easy Gardener Products") entered into a second amendment to the Asset Purchase Agreement dated December 12, 2002 relating to the proposed purchase by Easy Gardener Products of substantially all of the assets of Easy Gardener and Ampro, comprising, on a consolidated basis, substantially all of the assets of the Company. The amendment provides for a reduction of $6,750,000 in the cash purchase price payable to the Company's selling subsidiaries. In addition, Robert Kassel, the Company's Chief Executive Officer, agreed to reduce the consideration payable to him by Easy Gardener Products for his non-compete and non-disclosure covenants by $1,250,000.

         The reduction in purchase price was necessitated by the previously announced lower than expected revenues of the Company for the fourth quarter of fiscal 2003 and the corresponding reduction in net income for that period. Based on the Company's internal unaudited financial statements, the Company expects to report revenues for the fourth quarter of approximately $26.8 million, which is approximately $5.5 million lower than had been expected. As previously announced, these results reflected the impact of unseasonably wet and cold spring weather, particularly in the Midwest and East Coast regions of the country where the Company's business has been historically concentrated, which reduced consumer demand for its seasonal lawn and garden products. Easy Gardener Products informed the Company that based on these results its potential financing sources were unwilling to provide financing for the transaction unless Easy Gardener Products would have significantly greater working capital after the closing, thus necessitating the foregoing reductions in payments to be made by Easy Gardener Products.

         The fourth quarter results had the further effect of causing the Company, based on its internal unaudited financial statements, to be in violation of a covenant under its credit facility at April 30 and May 31, 2003 and two such covenants at June 30, 2003.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   U.S. HOME & GARDEN INC. (Registrant)

Dated:  August 1, 2003             By: /s/ Robert Kassel
                                       --------------------------
                                       Robert Kassel
                                       Chief Executive Officer and President